UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 25, 2019, Repligen Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with C Technologies, Inc., a New Jersey corporation (the “Seller”), and Craig Harrison, an individual and the sole stockholder of the Seller (the “Stockholder”, and together with the Seller, the “Seller Parties”). Pursuant to the Purchase Agreement, the Company will purchase from the Stockholder all of the issued and outstanding capital stock of the Seller (the “Share Purchase”) for an aggregate purchase price of $240 million.

The aggregate purchase price consists of (i) $192 million in cash (the “Cash Consideration”), and (ii) $48 million in shares of the Company’s common stock (subject to a collar based on the average trailing closing price of the Company’s common stock prior to the execution of the Purchase Agreement). The Cash Consideration is subject to adjustment on (i) cash and working capital adjustments, (ii) the amount of the Seller Parties’ transaction expenses and indebtedness that remain unpaid as of the closing of the Share Purchase (such date, the “Closing”), and (iii) indemnification obligations for certain claims made following the Closing. Approximately $3.4 million of the Cash Consideration will be placed into a third party escrow account against which the Company may make claims for indemnification and purchase price adjustments.

The Purchase Agreement contains customary representations, warranties and covenants of the Company, on one hand, and the Seller and the Stockholder, on the other hand, including, among others, covenants by the Seller Parties with respect to the operations of the businesses of the Seller during the period between execution of the Purchase Agreement and the Closing. The Purchase Agreement also provides that the Stockholder will indemnify the Company following the Closing for breaches of the warranties and covenants of the Seller Parties, as well as certain other matters, subject to certain specified limitations, including, among other things, limitations on the period during which the Company may make certain claims for indemnification and limitations on the amounts for which the Stockholder may be liable. A representations and warranties insurance policy has been purchased by the Company in connection with the Purchase Agreement, under which the Company may seek coverage for breaches of the Seller Parties’ representations and warranties to supplement the escrow fund and the Company’s direct recourse against the Stockholder. The representations and warranties insurance policy is subject to certain customary exclusions and deductibles.

The Closing is conditioned upon, among other things, the expiration of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 laws and other customary closing conditions. The Purchase Agreement provides for limited termination rights, including, among others, by the mutual consent of the Company and the Seller Parties, upon certain breaches of representations, warranties, covenants or agreements, and in the event the Share Purchase has not been consummated before July 24, 2019, subject to the ability to extend under certain circumstances.

The representations, warranties and covenants set forth in the Purchase Agreement were made solely between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the warranties as statements of factual information at the time they were made or otherwise.

Financing Commitment Letter

Concurrently with the execution of the Purchase Agreement, the Company entered into a Commitment Letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPM”), pursuant to which, among other things, JPM, subject to customary conditions, committed to provide, directly or through its affiliates or assignees, to the Company a senior secured 364 day term loan facility of $125 million (the “Bridge Facility”), the proceeds of which may be used for the payment of the Cash Consideration, for which JPM will act as the sole administrative agent, sole lead arranger and sole bookrunner. The definitive agreement for the Bridge Facility will contain, among other terms, affirmative covenants, negative covenants, financial covenants and events of default, in each case to be negotiated by the parties consistent with the Commitment Letter. The funding of the Bridge Facility is contingent upon the satisfaction of customary conditions, including the execution and delivery of definitive documentation, including with respect to, the non-incurrence by the Company of additional material indebtedness and the consummation of the Share Purchase in accordance with the Purchase Agreement.

From time to time, JPM or its affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company, for which the Company pays customary fees and expenses.

Item 2.02	Results of Operations and Financial Condition.

On April 26, 2019, the Company announced certain preliminary financial results for the first quarter ended March 31, 2018. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On April 26, 2019, the Company issued a press release announcing the entry into the Stock Purchase Agreement. This press release is attached to this Current Report on Form 8-K and furnished as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the timing of the consummation of the Share Purchase. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the control of the Company, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the risk that the Share Purchase does not close. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in the Company’s Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that the Company periodically files with the Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and the Company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*†	Stock Purchase Agreement, dated April 25, 2019, by and among Repligen Corporation, C Technologies, Inc. and Craig Harrison.

99.1	Press Release by Repligen Corporation, dated April 26, 2019.

*

Schedules, exhibits, and similar supporting attachments or agreements to the Purchase Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Repligen Corporation agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

†

Certain portions of this exhibit, marked by [***], have been omitted as the Company has determined (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: April 26, 2019	By:	/s/ Tony J. Hunt
Tony J. Hunt
President and Chief Executive Officer